The Andersons, Inc. and Marathon to Build Ethanol Plants

HOUSTON and MAUMEE, Ohio, July 10 /PRNewswire-FirstCall/ — Marathon Oil
Corporation (NYSE: MRO) and The Andersons, Inc. (Nasdaq: ANDE), jointly announced today that the companies have signed a letter of intent which could lead to the formation of a 50/50 joint venture that would construct and operate a number of ethanol plants. The formation of the joint venture and other related activities are subject to approval by each company’s board of directors and the execution of definitive agreements.

“Marathon is one of the nation’s leading blenders of ethanol in gasoline and has been doing so for more than 15 years,” says Gary R. Heminger, executive vice president of Marathon Oil Corporation and president of the company’s refining, marketing and transportation operations. “We see the partnership with The Andersons as an important step in maintaining the reliability of future ethanol supplies and in furthering our commitment to meet the needs of the motoring public in progressive and innovative ways.”

“We are pleased to be partnering with Marathon in the pursuit of ethanol as an alternative fuel source,” says The Andersons, Inc. president and
CEO Mike Anderson. “We believe our strategic relationship is a natural extension of both of the companies’ rich histories in our respective industries. The Andersons has a strong tradition of service in grain markets, and recently has begun construction, management and development of ethanol plants. Marathon represents years of petroleum refining and distribution experience. Additionally, both companies have strategic interests in ethanol production and similar philosophies regarding the impact ethanol will have on American consumers and our environment.”

The Andersons will provide day-to-day management of the ethanol plants, as well as corn origination, risk management, and dry distillers grain and ethanol marketing services. Site selection is expected to be finalized soon. The initial plant is expected to have a nameplate annual production capacity of 110 million gallons of ethanol. Timing of construction is contingent upon selection, regulatory requirements, permitting and economic incentives.

About Marathon

Marathon is the fourth-largest U.S.-based fully integrated international energy company engaged in exploration and production; integrated gas;
and refining, marketing and transportation operations. The company has exploration and production activities in the United States, the United
Kingdom, Angola, Canada, Equatorial Guinea, Gabon, Ireland, Libya and
Norway. Marathon also is developing integrated gas projects that are linking stranded natural gas resources with key demand areas where domestic production is declining and demand is growing, particularly in
North America. Marathon is the fifth largest refiner in the U.S. with
974,000 barrels-per-day of crude processing capacity in its
seven-refinery system. The Company’s retail marketing system comprises approximately 5,600 locations in 17 states; nearly three-quarters are
Marathon brand locations. Marathon serves the Midwest and Southeast as a petroleum products marketer with 85 light product and asphalt terminals and access to approximately 7,700 miles of pipeline. For more information about Marathon, visit the Company’s Web site at
http://www.Marathon.com .

About The Andersons, Inc.

The Andersons, Inc. is a diversified company with interests in the grain, ethanol and plant nutrient sectors of U.S. agriculture, as well as in railcar leasing and repair, turf products production, and general merchandise retailing. Founded in Maumee, Ohio, in 1947, the company now has operations in seven U.S. states plus rail leasing interests in
Canada and Mexico. For more, visit The Andersons online at
http://www.andersonsinc.com .

This release contains forward-looking statements with respect to a proposed 50/50 joint venture that would construct and operate ethanol plants. Some factors that could cause the actual results to be different than expected include respective board approvals and any necessary regulatory approvals. Additional factors that could affect ethanol plant construction, management and development include transportation logistics, availability of materials and labor, unforeseen hazards such as weather conditions, third party consents and other risks customarily associated with construction projects. The foregoing factors (among others) could cause actual results to differ materially from those set forth in the forward-looking statements.

In accordance with the “safe harbor” provisions of the Private
Securities Litigation Reform Act of 1995, each of Marathon Oil
Corporation and The Andersons, Inc. has included in its respective
Annual Report on Form 10-K for the year ended December 31, 2005, and subsequent Forms 10-Q and 8-K, cautionary language identifying other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements.